UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) April 21, 2020
  AutoNation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
On April 23, 2020, AutoNation, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) to disclose, among other things, that, on April 21, 2020, the Company’s Board of Directors (the “Board”) appointed James R. Bender as the President and Chief Operating Officer of the Company, effective as of April 22, 2020. This report amends the Original Filing to disclose a new compensation arrangement approved by the Compensation Committee of the Board (the “Compensation Committee”) for Mr. Bender. Such compensation arrangement was not available at the time of the Original Filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 20, 2020, the Compensation Committee approved a new compensation arrangement for Mr. Bender in connection with his appointment as President and Chief Operating Officer of the Company. Mr. Bender’s annual base salary will be set at $940,000 effective as of April 22, 2020, his target annual incentive award under the Company’s annual bonus plan will remain unchanged at 90% of his annual base salary, and his target grant date fair value for his 2021 annual equity award under the Company’s 2021 annual long-term incentive program will be $1,800,000. In addition, on July 20, 2020, Mr. Bender received an award of restricted stock units with an aggregate grant date fair value of $346,995, granted in the same proportion and subject to the same vesting schedules and performance conditions established by the Compensation Committee for the 2020 annual equity awards for the Company’s executive officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date:	July 24, 2020	By:	/s/ C. Coleman Edmunds
C. Coleman Edmunds
Executive Vice President, General Counsel and Corporate Secretary